Exhibit 5

                               Quarles & Brady LLP
                            411 East Wisconsin Avenue
                            Milwaukee, WI 53202-4497


                                 March 31, 1999


American Medical Security Group, Inc.
3100 AMS Boulevard
Green Bay, Wisconsin 54313

     Re: American Medical Security Group, Inc. Retirement Savings Plan

Ladies and Gentlemen:

     We are providing this opinion in connection with the Registration Statement of American Medical Security Group, Inc. (the "Company") on Form S-8 (the
"Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed sale of up to 750,000 shares of Common Stock, no par value (the "Shares"), of the Company pursuant to the American Medical Security Group, Inc. Retirement Savings Plan, as amended (the "Plan").

     We have examined: (i) the Registration Statement; (ii) the Company's Restated and Amended Articles of Incorporation and Bylaws, each as amended to date; (iii) the Plan; (iv) the corporate proceedings relating to the authorization for the sale of the Shares pursuant to the Plan; and (v) such other documents and records and such matters of law as we have deemed necessary in order to render this opinion.

     On the basis of the foregoing, we advise you that, in our opinion:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin.

     2. The Shares to be sold from time to time pursuant to the Plan which are original issuance shares, when issued and paid for as contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable by the Company, subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as
          judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act.

                                             Very truly yours,

                                             /s/ Quarles & Brady LLP

                                             QUARLES & BRADY LLP